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                                                                   Exhibit 10.77

                    [Spanish Broadcasting System, inc. Logo]

September 8, 2003

William B. Tanner Jr.
4180 Lyber Ave.
Coconut Grove, FL 33133-6154

Dear William B. Tanner Jr.:

Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc. 1999 Stock Option Plan (the "Plan"), you have been granted an Nonqualified Stock Option, to purchase 2,180 shares (the "Option") of Class A common stock as outlined below.

             Granted To:   William B. Tanner Jr.

           Granted Date:   August 31, 2003

         Option Granted:   2,180

Option Price per Share: $7.80               Total Cost to Exercise:   $17,004.00

        Expiration Date:     August 31, 2008, unless terminated earlier.

       Vesting Schedule:   100% immediately as follows:

        Transferability:    Not transferable except in accordance with the Plan.

                                               Spanish Broadcasting System, Inc.

                                               By: /s/ Raul Alarcon, Jr.
                                                   ---------------------

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:  /s/ William B. Tanner                Date:   9/8/03
           -----------------------                       ------
             William B. Tanner Jr.